Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACTS:

Zachary C. Parker, President and Chief Executive Officer	Donald C. Weinberger (Investor Relations)
John E. Kahn, Chief Financial Officer	Adam Lowensteiner
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1776 Peachtree Street, NW	212-370-4500
Atlanta, GA 30309	don@wolfeaxelrod.com
678-935-1530	adam@wolfeaxelrod.com

Christy N. Buechler, Marketing & Communications Manager (Media)

TeamStaff, Inc.

404-925-6791

christy.buechler@teamstaff.com

TEAMSTAFF, INC. REPORTS FOURTH QUARTER AND FISCAL 2011 RESULTS

•                 Total backlog increased to approximately $160 million at September 30, 2011

•                 Revenue growth achieved, despite extended government delay in major awards

•                 Gross profit continues positive trend with fifth consecutive quarter of increase

•                 Net loss lowered by 26% or $1.5 million to $4.3 million, which includes taking over $3 million in strategic write-downs and expenses in Q4

•                 Long-standing RS note payable lowered by $1.0 million to $0.7 million

•                 Management to conduct webcast conference call today, December 5, 2011 at 11:00 am ET

Atlanta, Georgia — December 5, 2011 — TeamStaff, Inc. (Nasdaq: TSTF), a leading healthcare and logistics services provider to the Federal Government, including the Departments of Defense and Veterans Affairs, announced today the financial results for its fourth quarter and fiscal year ended September 30, 2011.

Financial Highlights

	For the three months ended 30 September		For the Year ended 30 September
($ in thousands, except per share amounts)	2011	2010	2011	2010
Operating revenues	$10,325	$10,207	$41,923	$40,874
Gross Profit	$1,559	$1,137	$5,898	$4,807
Gross Profit Percentage	15.1%	11.1%	14.1%	11.8%
Loss from operations	(3,592)	(2,338)	(4,223)	(4,337)
Loss from continuing operations	(3,660)	(2,388)	(4,590)	(4,598)
Gain/(Loss) from discontinued operation	—	(50)	270	(1,209)
Net Income/(Loss)	$(3,660)	$(2,438)	$(4,320)	$(5,807)
EPS (Loss) from continuing operations - basic	$(0.62)	$(0.47)	$(0.84)	$(0.91)
EPS (Loss) from discontinued operation - basic	$—	$(0.01)	$0.05	$(0.24)
Loss earnings per share — basic and diluted	$(0.62)	$(0.48)	$(0.79)	$(1.15)

Other Data
EBITDA (1)	(983)	(966)	(1,527)	(2,878)

Commenting on the Company’s results, TeamStaff’s President and Chief Executive Officer Zachary Parker stated, “Fiscal 2011 saw a furthering of the major transformation within TeamStaff and I am pleased with our results and accomplishments. We set forth a strategic plan to transform TeamStaff into a pure play government services provider of healthcare, logistics and technical support services and today investors can see that we not only have successfully become that company, but also laid the foundation for a productive 2012 and beyond. We believe the proof of this production is in our backlog figures, as our total backlog of multi-year contracts increased to approximately $160 million at fiscal year end. While we had to deal with some government delays specifically with the new CMOPs contract, we did commence work on that major contract on November 1, 2011, and believe we are well on our way to delivering a favorable growth pattern in fiscal 2012.”

Mr. Parker continued, “In addition to solidifying the Company’s business foundation, we also managed to conclude some outstanding issues that should improve our infrastructure going forward. Specifically, we successfully consolidated some of our facilities to lower costs and increase our effectiveness. We also settled the RS note payable, another long-outstanding issue that not only side-tracked management and shareholders, but also impeded the Company’s balance sheet. Lastly, we are also moving forward with our rebranding efforts, including a company name change and creating brand equity. Due to the decision of proceeding with the rebranding efforts, the Company took a non-cash expense of $2.6 million in the fourth quarter of fiscal 2011. We believe a new Company name will better reflect who we are, post-divestiture of TeamStaff Rx, and improve our profile in our strategic markets as well as enable us to create a strong brand identity within the Federal marketplace.”

Mr. Parker concluded, “I believe we have made significant progress during the year. I am excited about our future and looking forward to reporting revenue growth in fiscal 2012 and beyond as we focus on achieving profitability.”

Three Month Results Ended September 30, 2011

Revenues from TeamStaff’s operations for the three months ended September 30, 2011 and 2010 were $10.3 million and $10.2 million, respectively, which represent an increase of $0.1 million or 1% over the prior fiscal year period. The increase in revenues is due in large part to the expansion of work on existing contracts.

Gross profit for the three months ended September 30, 2011 and 2010 was $1.6 million and $1.1 million, respectively which represents an increase of $0.4 million or 36% over the prior fiscal year period. Gross profit, as a percentage of revenue, was 15.1% and 11.1%, for the three months ended September 30, 2011 and 2010, respectively.  The key drivers for the period over period increase in gross profit (as a percentage of revenue) are improved project management on major contracts and improved workplace safety measures resulting in lower expenses for workers compensation insurance. Gross profit has continued to grow with a fifth consecutive quarter of increase.

Selling, general and administrative (“SG&A”) expenses for the three months ended September 30, 2011 and 2010 were $2.5 million and $2.1 million respectively. The increase was attributable to strategic business development expenditures and strategic legal fees of $0.5 million mostly in support of our DVA client.

Loss from operations for the three months ended September 30, 2011 was $3.6 million as compared to loss from operations for the three months ended September 30, 2010 of $2.3 million. This represents a decrease of $1.3 million in results from operations from the prior fiscal period but included a non-cash impairment charge of $2.6 million in the three months ended September 30, 2011 compared to a non-cash impairment charge in the three months ended September 30, 2010 of $1.3 million. There was no gain from discontinued operations for the three months ended September 30, 2011, as compared to a loss of $50,000 in the 2010 quarter, which arose in connection with the Company’s former TeamStaff Rx operation. Net loss for the three months ended September 30, 2011 was $3.7 million, or $0.62 per basic and diluted share, as compared to net loss of $2.4 million, or $0.48 per basic and diluted share, for the three months ended September 30, 2010.

EBITDA for the three months ended September 30, 2011 was $(983) as compared to $(966) for the three months ended September 2010, representing almost no change despite strategic legal fees of $0.5 million being incurred in the three months ended September 30, 2011, compared to none in the three months ended September 30, 2010.

Results of Year Ended September 30, 2011

Revenues from TeamStaff’s operations for the year ended September 30, 2011 and 2010 were $41.9 million and $40.9 million respectively, which represents an increase of $1.0 million or 2.6% over the prior fiscal period. The increase in revenues is due primarily to new business awards and increased business on existing contracts.

Gross profit for the year ended September 30, 2011 and 2010 was $5.9 million and $4.8 million, respectively, which represents an increase of $1.1 million or 23% over the prior fiscal year period. Gross profit, as a percentage of revenue, was 14.1% and 11.8% for the year ended September 30, 2011 and 2010, respectively. The key drivers for the increase in gross profit margin were improved project management on the Company’s major contracts and improved workplace safety measures resulting in lower expenses for workers compensation insurance.

SG&A expenses for the year ended September 30, 2011 and 2010 were $7.4 million and $7.7 million, respectively, which represent a decrease of $0.3 million, or 3.4%. The decrease reflects management’s cost reduction initiatives, which have included: elimination of duplicate or non-essential positions; termination of non-strategic administrative subscriptions and licenses, indirect travel restrictions, temporary work furlough, and more.  These savings were partially offset by increases in strategic business development expenditures and approximately $0.6 million in strategic legal fees mostly in support of our DVA client. The Company has also continued its cost savings and reallocation initiatives, which have resulted in refocused headcount in non-revenue generating departments and within G&A costs, with significantly increased emphasis on building a strong and sustainable pipeline of new business opportunities.

Loss from operations for the year ended September 30, 2011 was $4.2 million as compared to loss from operations for the year ended September 30, 2010 of $4.3 million. This represents an improvement of $0.1 million in results from the prior fiscal period. The improvements are attributed primarily to increased operating gross profits and reduction of SG&A expenses. Gain from discontinued operations for the year ended September 30, 2011 was $0.3 million as compared to a loss of $1.2 million in the prior year comparable period.  The gain arose in connection with the Company’s former PEO operations, while the prior year loss was incurred in connection with the operations of, and the disposal of the business of, TeamStaff Rx. Net loss for the year ended September 30, 2011 was $4.3 million, or $0.79 per basic and diluted share, as compared to net loss of $5.8 million, or $1.15 per basic and diluted share, for the year ended September 30, 2010.

EBITDA for the year ended September 30, 2011 was $(1.5) million as compared to $(2.9) million for the year ended September 2010, representing an improvement of $1.4 million or 48% even after incurring strategic legal fees of $0.6 million in the year ended September 30, 2011, when none were incurred in the year ended September 30, 2010.

Conference Call and Webcast Details

TeamStaff’s management team will host a conference call for the investment community on Monday, December 5, 2011 at 11:00 AM ET. Interested parties may participate in the call by dialing (800) 901-5248; international callers dial (617) 786-4512 (passcode: 35635549) about 5 - 10 minutes prior to 11:00 AM ET.  The conference call will also be available on replay starting at 2:00 PM ET on December 5, 2011 and ending on December 12, 2011. For the replay, please dial (888) 286-8010 (passcode: 66010404). The access number for the replay for international callers is (617) 801-6888 (passcode: 66010404).  There will be a conference call webcast at: http://edge.media-server.com/m/p/58wjfqga/lan/en.

About TeamStaff, Inc.

TeamStaff, Inc. serves clients throughout the United States as a full-service provider of healthcare,  logistics and technical support services to DoD and Federal agencies.  The Company recently announced the rebranding of its subsidiary, TeamStaff Government Solutions, Inc. to DLH Solutions, Inc. and in early 2012, plans to convene a meeting of its shareholders to approve renaming TeamStaff, Inc. to DLH Holdings Corp.  For more information about the Company, visit the corporate web site at www.dlhcorp.com.

Reconciliation of EBITDA (a non-GAAP financial measure) to net loss from continuing operations

(1)          We present EBITDA as a supplemental non-GAAP measure of our performance.  We define EBITDA as net loss from continuing operations plus (i) interest and other expenses, net, (ii) provision for taxes, (iii) depreciation and amortization, and (iv) impairment charges.  This non-GAAP measure of our performance was used by management to conduct and evaluate its business during its regular review of operating results for the periods presented.   Management and the Company’s Board utilized this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance.  In addition, the compensation committee of the Company’s Board used this non-GAAP measure when setting and assessing achievement of incentive compensation goals.  We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance.  By providing this non-GAAP measure, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations.  This non-GAAP financial measure is limited in its usefulness and should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.  Further, this non-GAAP measure may be unique to the Company, as it may be different from the definition of non-GAAP measures used by other companies.  A reconciliation of EBITDA with net loss from continuing operations is as follows:

	For the three months ended 30 September		For the twelve months ended 30 September
	2011	2010	2011	2010

Net loss from continuing operations	$(3,660)	$(2,388)	$(4,590)	$(4,598)

(i) Interest and other expenses (net)	68	93	367	261

(ii) Income tax benefit	—	(43)	—	—

(iii) Amortization and depreciation	26	31	113	118

(iv) impairment charges	2,583	1,341	2,583	1,341

EBITDA	$(983)	$(966)	$(1,527)	$(2,878)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and statements in this press release regarding TeamStaff, Inc.’s business which are not historical facts, are “forward-looking statements” that involve risks and uncertainties which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things our ability to secure contract awards, including the ability to secure renewals of contracts under which we currently provide services; our ability to enter into contracts with United States Government facilities and agencies on terms attractive to us and to secure orders related to those contracts; changes in the timing of orders for and our placement of professionals and administrative staff; the overall level of demand for the services we provide; the variation in pricing of the contracts under which we place professionals; our ability to manage growth effectively; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; changes in government and customer priorities and requirements (including changes to respond to the priorities of Congress and the Administration, budgetary constraints, and cost-cutting initiatives); economic, business and political conditions domestically; the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; the loss of key officers, and management personnel; the competitive environment for our services; the effect of recognition by us of an impairment to goodwill and intangible assets; other tax and regulatory issues and developments; the effect of adjustments by us to accruals for self-insured retentions; our ability to obtain any needed financing; our ability to attract and retain sales and operational personnel; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s periodic reports filed with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the Company will be achieved. The forward-looking statements contained in this report are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements.

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended
	September 30,	September 30,
	2011	2010

REVENUES	$10,325	$10,207

DIRECT EXPENSES	8,766	9,070

GROSS PROFIT	1,559	1,137

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,542	2,103
IMPAIRMENT CHARGE - INTANGIBLE ASSET	2,583	1,341
DEPRECIATION AND AMORTIZATION	26	31

Loss from operations	(3,592)	(2,338)

OTHER INCOME (EXPENSE)
Interest income	1	1
Interest expense	(73)	(74)
Other expense	(42)	—
Change in fair value of financial instruments	107
Loss on retirement of assets	(45)
Other income, net	2	1
Legal expense related to pre-acquisition activity of acquired company	(18)	(21)
	(68)	(93)

Loss from continuing operations before income taxes	(3,660)	(2,431)

INCOME TAX BENEFIT	—	43

Loss from continuing operations	(3,660)	(2,388)

LOSS FROM DISCONTINUED OPERATION
Other income	—	(50)

Loss from discontinued operation	—	(50)

NET LOSS	$(3,660)	$(2,438)

LOSS PER SHARE - BASIC AND DILUTED
Loss from continuing operations	$(0.62)	$(0.47)
Loss from discontinued operation	—	(0.01)
Net loss per share	$(0.62)	$(0.48)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	5,921	5,103

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Year Ended
	September 30,	September 30,
	2011	2010

REVENUES	$41,923	$40,874

DIRECT EXPENSES	36,025	36,067

GROSS PROFIT	5,898	4,807

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,425	7,375
OFFICER SEVERANCE	—	310
IMPAIRMENT CHARGE - INTANGIBLE ASSETS	2,583	1,341

DEPRECIATION AND AMORTIZATION	113	118
Loss from operations	(4,223)	(4,337)

OTHER INCOME (EXPENSE)
Interest income	8	13
Interest expense	(291)	(174)
Other expense	(56)	—
Change in value of financial instruments	107
Loss on retirement of assets	(45)	—
Other income, net	6	13
Legal expense related to pre-acquisition activity of acquired company	(96)	(113)
	(367)	(261)

Loss from continuing operations before income taxes	(4,590)	(4,598)

INCOME TAX EXPENSE	—	—

Loss from continuing operations	(4,590)	(4,598)

GAIN (LOSS) FROM DISCONTINUED OPERATION
Other income	270
Loss from disposal	—	(349)
Loss from operations	—	(860)

Gain (loss) from discontinued operation	270	(1,209)

NET LOSS	$(4,320)	$(5,807)

GAIN (LOSS) PER SHARE - BASIC AND DILUTED
Loss from continuing operations	$(0.84)	$(0.91)
Gain (loss) from discontinued operation	0.05	(0.24)
Net loss per share	$(0.79)	$(1.15)

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	5,460	5,033

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

	September 30,	September 30,
	2011	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$763	$1,187
Accounts receivable, net of allowance for doubtful accounts of $0 as of September 30, 2011 and 2010	11,112	11,324
Prepaid workers’ compensation	513	512
Other current assets	184	344
Total current assets	12,572	13,367

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	177	2,259
Computer equipment	102	215
Computer software	260	960
Leasehold improvements	21	12
	560	3,446

Less accumulated depreciation and amortization	(346)	(3,112)
Equipment and improvements, net	214	334

TRADENAMES	—	2,583

GOODWILL	8,595	8,595

OTHER ASSETS
Debt agreement costs	26	—
Other assets	510	360
Total other assets	536	360

TOTAL ASSETS	$21,917	$25,239

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	September 30,	September 30,
	2011	2010
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Bank loan payable	$740	$362
Notes payable	711	1,500
Current portion of capital lease obligations	8	18
Accrued payroll	10,318	10,910
Accounts payable	1,983	1,887
Accrued expenses and other current liabilities	2,134	1,872
Liabilities from discontinued operation	235	289
Total current liabilities	16,129	16,838

LONG TERM LIABILITIES
Capital lease obligations, net of current portion	—	8
Convertible Debentures, net	46	—
Fair value of financial instruments	182
Other long term liability	6	5
Total long term liabilities	234	13

Total Liabilities	16,363	16,851

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 6,023 at September 30, 2011 and 5,105 at September 30, 2010, outstanding 6,021 at September 30, 2011 and 5,103 at September 30, 2010	6	5
Additional paid-in capital	70,988	69,503
Accumulated deficit	(65,416)	(61,096)
Treasury stock, 2 shares at cost at September 30, 2011 and 2010	(24)	(24)
Total shareholders’ equity	5,554	8,388

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$21,917	$25,239

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